UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 S. Rosa Road, Suite 123

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.                     Entry Into a Material Definitive Agreement.

License Agreement with Hologic

On October 14, 2009, Exact Sciences Corporation (the “Company”) entered into a technology license agreement (the “License Agreement”) with Hologic, Inc. and Third Wave Technologies, Inc., a wholly-owned subsidiary of Hologic (collectively referred to as “Hologic”).  Under the License Agreement, Hologic granted the Company an exclusive, worldwide license within the field of human stool based colorectal cancer and pre-cancer detection or identification with regard to certain Hologic patents and improvements, including Hologic’s Invader detection chemistry.  The Invader chemistry, which is being commercialized by Third Wave Technologies, is a highly accurate, easy-to-use and rapid molecular detection platform that is easily combined with polymerase chain reaction, or PCR.  Under the License Agreement, the Company is obligated to make commercially reasonable efforts to bring products covered by the licenses to market.

Under the License Agreement, the Company is required to make certain up-front, milestone and royalty payments to Hologic.  The License Agreement requires the Company to pay Hologic specified royalties based on sales of products or services covered by the licensed intellectual property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: October 20, 2009	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief
Financial Officer